Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

IDENIX PHARMACEUTICALS REPORTS

FOURTH QUARTER AND YEAR ENDED 2013 FINANCIAL RESULTS

CAMBRIDGE, Mass., February 27, 2014 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the year ended December 31, 2013.

HCV Pipeline Review

•	In January 2014, Idenix initiated the seven-day proof-of-concept portion of a phase I/II clinical trial for IDX21437, its lead uridine-based nucleotide prodrug candidate. Data are expected in the first half of 2014.

•	In December 2013, Idenix initiated a second 12-week phase II clinical trial in its collaboration with Janssen Pharmaceuticals, Inc. The HELIX-2 study is evaluating samatasvir, simeprevir and TMC647055/r, with and without ribavirin in genotype 1-infected patients who are either treatment-naïve or have previously relapsed after treatment with interferon and ribavirin. Initiation of HELIX-2 is supported by interim data recently reported from the ongoing 12-week phase II HELIX-1 study from the Janssen collaboration, which is evaluating the combination of samatasvir and simeprevir plus ribavirin. Data from the HELIX-2 trial are expected in the second half of 2014.

Business Review

•	In January 2014, Idenix issued 16.4 million shares of its common stock to The Baupost Group, L.L.C. resulting in net proceeds to Idenix of $106.7 million.

•	In January 2014, Idenix appointed Jacques Dumas, Ph.D., as its Executive Vice President and Chief Scientific Officer. Dr. Dumas brings over 20 years of experience in infectious disease and oncology discovery and development, most recently as Vice President and Head of Strategy, Infection Innovative Medicines at AstraZeneca plc.

•	In January 2014, Idenix filed an action in the United States District Court for the District of Delaware to challenge a decision made by the U.S. Patent and Trademark Office (USPTO) in the first patent interference proceeding (No. 105,871) concerning one of the Company’s patent applications (U.S. Patent Application 12/131,868) and an issued patent (U.S. Patent 7,429,572) owned by Gilead Sciences, Inc. that covers certain 2’-methyl- 2’-fluoro nucleoside compounds useful in the treatment of HCV.

•	In December 2013, the USPTO declared a second patent interference between Idenix’s U.S. Patent 7,608,600 and Gilead Sciences, Inc.’s U.S. Patent Application 11/854,218, both related to the use of certain 2’-methyl, 2’-fluoro nucleoside compounds to treat HCV infections.

•	In December 2013, Idenix filed two lawsuits against Gilead Sciences, Inc.: a patent infringement lawsuit in the U.S. District Court in Boston, Massachusetts and a separate patent infringement and interference lawsuit in the U.S. District Court in Wilmington, Delaware.

“In the fourth quarter of 2013 and early part of 2014, Idenix made significant progress across all aspects of our business, the most important of which was to advance our nucleotide prodrug candidate, IDX21437, into clinical trials which will support our ultimate goal of developing an all-oral pan-genotypic combination regimen for HCV,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “With the advancement of our two HCV clinical programs, we remain on track to initiate an Idenix-sponsored combination clinical trial of samatasvir and IDX21437 by mid-2014. Further, we have continued to demonstrate our resolve in aggressively protecting our intellectual property in HCV.”

Fourth Quarter and Year Ended 2013 Financial Results

For the fourth quarter ended December 31, 2013, Idenix reported total revenues of ($0.5) million, compared to total revenues of $0.3 million in the fourth quarter of 2012. The Company reported a net loss of $28.7 million, or $0.21 per basic and diluted share, for the fourth quarter ended December 31, 2013, compared to a net loss of $22.7 million, or $0.17 per basic and diluted share for the fourth quarter ended December 31, 2012.

For the year ended December 31, 2013, Idenix reported total revenues of $0.5 million, compared to total revenues of $69.7 million for the year ended December 31, 2012. The Company reported a net loss of $122.3 million, or $0.91 per basic and diluted share, for the year ended December 31, 2013, compared to a net loss of $32.4 million, or $0.27 per basic and diluted share for the year ended December 31, 2012. The change in net loss was mainly due to less revenue in 2013 as a result of the recognition of $36.1 million of deferred revenue in the first quarter of 2012 related to the termination of the license agreement with ViiV Healthcare Company and the recognition of $33.1 million of collaboration revenue in 2012 primarily related to the termination and revised relationship agreement executed in July 2012 with Novartis. Additionally, there were increases of $14.1 million in research and development expenses mainly due to the advancement of our drug candidates and $11.1 million in general and administrative expenses mainly due to patent interference and litigation costs.

2014 Financial Guidance

At December 31, 2013, Idenix’s cash and cash equivalents totaled $122.0 million. The Company expects that its current cash and cash equivalents and the net proceeds from the January 2014 registered direct offering of $106.7 million will be sufficient to sustain its operations into at least the second half of 2015. This guidance excludes milestone payments or license fees, reimbursement for development programs and additional financing activities.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

ABOUT THE IDENIX/JANSSEN COLLABORATION

In January 2013, Idenix entered into a non-exclusive collaboration with Janssen Pharmaceuticals for the clinical development of all-oral direct-acting antiviral (DAA) HCV combination therapies. The collaboration is evaluating combinations including samatasvir (IDX719), Idenix’s once-daily pan-genotypic NS5A inhibitor, simeprevir (TMC435), a once-daily protease inhibitor jointly developed by Janssen R&D Ireland and Medivir AB, and TMC647055, a once-daily NS5B non-nucleoside polymerase inhibitor boosted with low-dose ritonavir being developed by Janssen R&D Ireland. The HELIX-1 and HELIX-2 clinical trials are being conducted by Idenix. Both Idenix and Janssen retain all rights to their respective compounds under the agreement.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX21437, samatasvir or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving samatasvir, IDX21437or our other drug candidates; the outcome of any legal action; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s expectations regarding the benefits of the restructuring of its collaboration with Novartis; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and the quarterly report on Form 10-Q for the quarter ended September 30, 2013, each as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues:
Collaboration revenue – related party	$(514)	$327	$469	$33,595
Other revenue	—	—	—	36,068

Total revenues	(514)	327	469	69,663
Operating expenses (1):
Cost of revenues	—	352	715	2,654
Research and development	18,794	17,578	84,254	70,182
General and administrative	10,014	7,364	35,320	24,163
Restructuring charges	—	—	3,900	—
Intangible asset impairment	—	—	—	8,045

Total operating expenses	28,808	25,294	124,189	105,044

Loss from operations	(29,322)	(24,967)	(123,720)	(35,381)
Other income, net	578	2,152	1,350	2,892

Loss before income taxes	(28,744)	(22,815)	(122,370)	(32,489)
Income tax benefit	84	90	83	89

Net loss	$(28,660)	$(22,725)	$(122,287)	$(32,400)

Basic and diluted net loss per share	($0.21)	($0.17)	($0.91)	($0.27)

Shares used in calculation of basic and diluted net loss per share	134,032	133,897	133,980	118,755

Comprehensive loss:
Net loss	$(28,660)	$(22,725)	$(122,287)	$(32,400)
Changes in other comprehensive income:
Foreign currency translation adjustment	115	194	389	105

Comprehensive loss	$(28,545)	$(22,531)	$(121,898)	$(32,295)

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$371	$533	$1,753	$1,810
General and administrative	832	1,150	3,307	3,026

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$122,006	$230,826
Receivables from related party	1,409	1,195
Other current assets	6,337	5,771

Total current assets	129,752	237,792
Property and equipment, net	2,782	3,274
Receivables from related party, net of current portion	5,082	6,210
Other assets	3,395	3,589

Total assets	$141,011	$250,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$17,084	$15,064
Deferred revenue, related party	714	714
Other current liabilities	392	154

Total current liabilities	18,190	15,932
Other long-term obligations	13,550	11,785
Deferred revenue, related party, net of current portion	3,274	3,988

Total liabilities	35,014	31,705
Stockholders’ equity	105,997	219,160

Total liabilities and stockholders’ equity	$141,011	$250,865